EXHIBIT 10.5
SPACE ABOVE THIS LINE FOR RECORDER’S USE
The Maximum Principal Indebtedness Secured by this Mortgage is $700,000
STATUTORY MORTGAGE
     THIS STATUTORY MORTGAGE (the “Mortgage”), made and given as of the 1st day of February, 2006, by GRANITE FALLS ENERGY, LLC, a Minnesota limited liability company (the “Mortgagor”) in favor of the CITY OF GRANITE FALLS, MINNESOTA, a municipal corporation and a political subdivision of the State of Minnesota (the “Mortgagee”).
W I T N E S S E T H :
     WHEREAS, the Mortgagee will make a loan in the amount of Seven Hundred Thousand Dollars ($700,000) (the “Loan”) to the Mortgagor pursuant to a Loan Agreement dated as of the date hereof, between the Mortgagee and the Mortgagor (the “Loan Agreement”) for the purpose of financing a portion of the costs of equipping an approximately 40,000,000 per year dry mill gallon ethanol production plant to be constructed, owned and operated by the Mortgagor and located on the land legally described on Exhibit A attached hereto (the “Project”); and
     WHEREAS, pursuant to the Loan Agreement, the Mortgagor has covenanted, among other things, to make loan repayments sufficient to pay amortized installments of principal and interest on the Loan when due; and
     WHEREAS, the Mortgagee has required, as a condition for the issuance of the Loan by the Mortgagee that the Mortgagor secure the payments due under the Loan Agreement by this Mortgage.
     1. Mortgage. The Mortgagor hereby mortgages to the Mortgagee the tracts of land lying in the County of Chippewa, State of Minnesota, legally described on Exhibit A attached hereto, together with all tenements, easements, hereditaments, privileges, leases, rents, minerals and mineral rights, water and water rights, buildings, fixtures, improvements now or hereafter erected or located on the above-described land (hereinafter referred to as the “Mortgaged Premises”).

     2. Statutory Covenants. The Mortgagor makes and includes in this Mortgage the Statutory Covenants and other provisions set forth in Minnesota Statutes, Section 507.15, or in any future Minnesota Statute providing for a statutory form of real estate mortgage, and the Mortgagor covenants with the Mortgagee the following Statutory Covenants:
          (a) to warrant title to the Mortgaged Premises, subject to the Permitted Encumbrances listed in Exhibit B attached hereto;
          (b) to pay the indebtedness as herein provided;
          (c) to pay all taxes on the Mortgaged Premises;
          (d) to keep any buildings insured against fire for an amount not less than the full replacement cost and against other hazards for the amounts specified by the Mortgagee for the protection of the Mortgagee, including, but not limited to, lightning, hazards under the usual extended coverage endorsement, and all other hazards and risks of direct physical loss occasioned by any cause whatsoever, subject only to the exceptions and exclusions, if any, agreed to by the Mortgagee. All such policies shall name the Mortgagee as loss payee under the so-called standard mortgage clause, contain no pro rata reduction provisions and provide for not less than thirty (30) days’ notice to the Mortgagee of cancellation of said policy; and
          (e) that the Mortgaged Premises shall be kept in repair and no waste shall be committed.
     3. Additional Covenants and Agreements of Mortgagor. The Mortgagor makes the following additional covenants and agreements with the Mortgagee:
          (a) Subject to the terms of the Subordination Agreement (as defined in the Loan Agreement) so long as any portion of the loan under the Senior Loan Agreement (as defined in the Loan Agreement) is outstanding, if any amount of the Loan is outstanding when all or any part of the Mortgaged Premises is taken by eminent domain, or destroyed or damaged, unless the Mortgagor exercises its right to prepay all or a portion of the Loan, the Mortgagor shall proceed promptly to replace, repair, rebuild and restore the Mortgaged Premises to substantially the same condition as existed before the taking or event causing the damage or destruction, with such changes, alterations and modifications (including substitution or addition of other property) as may be desired by the Mortgagor, and reasonably approved by the Mortgagee, and will be suitable for continued operation of the Mortgaged Premises for the business purposes of the Mortgagor. Subject to the provisions of any mortgage which is a Permitted Encumbrance listed in Exhibit B, all proceeds of any condemnation award or property insurance claim shall be paid directly to the Mortgagee. The Mortgagee shall apply the proceeds, less such sum, if any, required for payment of all expenses incurred in collecting the same (“Net Proceeds”), to payment of the costs of repair, replacement, rebuilding or restoration of the Mortgaged Premises upon compliance with such construction and disbursement terms as the Mortgagee may deem reasonably necessary, including deposit with the Mortgagee of such funds of the Mortgagor as may be required to insure payment of all costs of rebuilding and restoration. If such deposit is not made when requested by the Mortgagee, or if any other Event of Default should occur while the Mortgagee is retaining the Net Proceeds, the Mortgagee may apply said Net Proceeds to the indebtedness of the Mortgagor under the Loan Agreement and the balance of Net Proceeds remaining after payment of all costs of any repair, rebuilding, replacement or restoration of the Mortgaged Property shall be applied against the unpaid principal balance of the Loan. The Mortgagor shall not, by reason of the payment of any costs of repair, rebuilding, replacement or restoration, be entitled to any reimbursement from the Mortgagee or any abatement or diminution of the amounts payable under Article III of the Loan Agreement.
          (b) Except for liens and encumbrances listed on Exhibit B hereto (the “Permitted Encumbrances”) or any other liens consented to in writing by the Mortgagee, the Mortgagor will keep the Mortgaged Premises free from all liens and encumbrances of every nature heretofore or hereafter arising which might or could be prior to or equal to the security interest of this Mortgage; and upon written demand of the Mortgagee, the Mortgagor will pay and procure the release of any such lien or encumbrance.
          (c) The Mortgagor will promptly pay when due all charges for utilities or other service to the Mortgaged Premises including, but not limited to, electricity, water, gas, telephone, sanitary sewer and trash and garbage removal, supplied and upon request of the Mortgagee, provide evidence of such payment.
          (d) The Mortgagor will hold the Mortgagee harmless from all costs and expenses in connection with establishing the priority of this Mortgage and if the Mortgagee becomes a party to any mechanics’ lien suit or other proceeding relating to the premises or to this Mortgage, the Mortgagor will reimburse the Mortgagee for the Mortgagee’s reasonable attorneys’ fees, costs and expenses in connection with said suit or proceeding.
          (e) At the request of the Mortgagee, the Mortgagor shall execute and deliver to the Mortgagee such financing statements and other documents and instruments as may be reasonably necessary or desirable to maintain, preserve and protect the validity and perfected status of this Mortgage and the security interests granted hereby.
          (f) The Mortgagor shall comply with all present and future laws, ordinances, regulations, covenants, conditions and restrictions affecting the Mortgaged Premises or the operation thereof, and shall pay all fees or charges of any kind in connection therewith.
          (g) The Mortgagor represents, warrants, and covenants that the Mortgaged Premises will not be used or involved in the release, handling, storage, or disposal of Hazardous Substances, AS THOSE TERMS ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, (CERCLA), as amended, 42 U.S.C. Section et seq., THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT (SARA), AND THE MINNESOTA ENVIRONMENTAL RESPONSE AND LIABILTIY ACT (MERLA), Minnesota Statutes Section 115B.01 et seq., as amended except in accordance with the requirements of such state and federal statutes; provided however, that the Mortgagor may engage in the manufacturing, processing, storage, transportation and production of ethanol, including all ingredients and byproducts associated therewith. With respect to the foregoing the Mortgagor represents, warrants, and covenants that it has (1) conducted all appropriate inquiry under CERCLA, (2) delivered a Phase I

Environmental Assessment, addressed to the Mortgagee, showing no recognized conditions, (3) obtained all necessary federal, state and local permits, licenses and approvals for the construction and operation of the Project in accordance with all air, water, soil and environmental standards, rules, regulations and laws and that it shall not maintain any storage tanks on the Mortgaged Premises except in accordance with such permits and licenses.
          (h) The Mortgagor will pay the principal and interest, when due, on prior mortgages and other similar encumbrances.
          (i) The Mortgagor shall, at its own expense, cause comprehensive liability insurance to be carried and maintained with respect to the activities to be undertaken by and on behalf of the Mortgagor in connection with the use of the Mortgaged Premises substantially the same as insurance carried by the Mortgagor with respect to other similar activities of the Mortgagor, such policies to name the Mortgagee as loss payee.
     4. Payment by Mortgagee. In case of failure by the Mortgagor to pay taxes and assessments, prior liens or encumbrances, expenses and attorneys’ fees as above specified, or to insure said buildings, improvements and fixtures and deliver the policies as aforesaid, the Mortgagee may pay such taxes, assessments, prior liens, expenses and attorneys’ fees and interest thereon, or obtain such insurance, and the sums so paid shall bear interest from the date of such payment at the same rate set forth in the Loan Agreement, and shall be impressed as an additional lien upon the Mortgaged Premises and be immediately due and payable from the Mortgagor to the Mortgagee and this Mortgage shall from the date thereof secure the repayment of such advances with interest.
     5. Events of Default/Acceleration of Maturity. The Mortgagor agrees that at the option of the Mortgagee and in addition to the Mortgagee’s right to accelerate the maturity of the indebtedness secured hereby as set forth above in the Statutory Covenants, the entire remaining principal amount plus accrued interest shall become due and payable in full upon the occurrence of any of the following (each of which is herein referred to as an “Event of Default”):
          (a) The Mortgagor shall fail to pay (i) when due the principal sum of the Loan or any interest thereon or any installment thereof, or (ii) shall fail to pay when due any other payment due under the Loan Agreement or this Mortgage and such failure continues after ten (10) days written notice thereof to the Mortgagor;
          (b) An Event of Default (as that term is defined therein) shall occur under the Loan Agreement;
          (c) Except as otherwise provided in this Mortgage, the Mortgagor, without the written consent of the Mortgagee, voluntarily or by operation of law, shall transfer, sell, convey or assign all or any part of the legal or equitable title or legal and equitable title to the Mortgaged Property, or any part of the Mortgaged Property, or any of the personalty located thereon or used or intended to be used in connection therewith;
          (d) The Mortgagor shall otherwise fail to perform or observe any of the covenants contained in this Mortgage and such default shall remain uncured for thirty (30) days after written notice thereof to the Mortgagor;

          (e) Any representation or warranty made by the Mortgagor in this Mortgage or in the Loan Agreement is untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under the Loan Agreement by or on behalf of the Mortgagor is untrue or misleading in any material respect on the date as of which the facts set forth are stated or certified.
     6. Statutory Power of Sale, Waiver and Agreement. At maturity, whether at the stated time or prior thereto by the acceleration of maturity pursuant hereto, the Mortgagee (in addition to any other remedies provided for herein or which it may have at law or equity) shall have the statutory power of sale, and on foreclosure may retain statutory costs and attorneys’ fees.
THE MORTGAGOR HEREBY: EXPRESSLY CONSENTS TO THE FORECLOSURE AND SALE OF THE MORTGAGED PREMISES BY ACTION PURSUANT TO MINNESOTA STATUTES, CHAPTER 581 OR, AT THE OPTION OF THE MORTGAGEE, BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES, CHAPTER 580, WHICH PROVIDES FOR SALE AFTER SERVICE OF NOTICE THEREOF UPON THE OCCUPANT OF THE MORTGAGED PREMISES AND PUBLICATION OF SAID NOTICE FOR EIGHT WEEKS IN THE COUNTY IN MINNESOTA WHERE THE MORTGAGED PREMISES ARE SITUATED; ACKNOWLEDGES THAT SERVICE NEED NOT BE MADE UPON THE MORTGAGOR PERSONALLY (UNLESS THE MORTGAGOR IS AN OCCUPANT) AND THAT NO HEARING OF ANY TYPE IS REQUIRED IN CONNECTION WITH THE SALE; AND EXCEPT AS MAY BE PROVIDED IN SAID STATUTES, EXPRESSLY WAIVES ANY AND ALL RIGHT TO PRIOR NOTICE OF SALE OF THE MORTGAGED PREMISES AND ANY AND ALL RIGHTS TO A PRIOR HEARING OF ANY TYPE IN CONNECTION WITH THE SALE OF THE MORTGAGED PREMISES.
     7. Miscellaneous. This Mortgage shall be governed by and construed in accordance with the laws of the State of Minnesota and shall inure to the benefit of the Mortgagee, its successors and assigns.

     IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the day and year first above written.

GRANITE FALLS ENERGY, LLC

By	/s/ Julie Oftedahl-Volstad

Its Secretary/Treasurer

STATE OF MINNESOTA	)
) ss.
COUNTY OF YELLOW MEDICINE	)
     The foregoing instrument was acknowledged before me this 24th day of February, 2006, by Julie Oftedahl-Volstad the Secretary/Treasurer of Granite Falls Energy, LLC, a Minnesota limited liability company, on behalf of said company.

/s/ Gregory L. Holmstrom

Notary Public
My Commission Expires Jan. 31, 2010
This Instrument Drafted By:
Briggs and Morgan, Professional Association
2200 First National Bank Building
St. Paul, Minnesota 55101

S-1

EXHIBIT A
Legal Description of Mortgaged Premises
Land Description — 46.70 Acre Parcel
That part of the East Half of the Northeast Quarter of Section 1, Township 115 North, Range 39 West of the Fifth Principal Meridian, Granite Falls Township, Chippewa County, Minnesota, described as follows:
Commencing at the northwest corner of Parcel 3, as shown on the record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT NO. 12-1, on file in the office of the Chippewa County Recorder; thence on an assumed bearing of South 1 degree 56 minutes 15 seconds West, along the west line of Parcel 3, as shown on said record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT No. 12-1, a distance of 182.53 feet to southerly right of way boundary line of the railroad, which is also the southwest corner of said Parcel 3 and the point of beginning of the land to be described; thence on a bearing of South 87 degrees 01 minutes 14 seconds West, along the southerly right of way line of the railroad, a distance of 911.97 feet to the west line of the East Half of the Northeast Quarter of said Section 1; thence on a bearing of South 0 degrees 44 minutes 38 seconds West, along the west line of the East Half of the Northeast Quarter of said Section 1, a distance of 2290.26 feet to the northwest corner of Parcel 213, as shown on the record plat entitled MINNESOTA DEPARTMENT OF TRANSPORTATION RIGHT OF WAY PLAT NO. 12-24, on file in the office of the Chippewa County Recorder; thence on a bearing of South 88 degrees 21 minutes 26 seconds East, along the north boundary line of said Parcel 213, a distance of 729.81 feet; thence on a bearing of North 47 degrees 28 minutes 37 seconds East, along the boundary line of said Parcel 213, a distance of 143.46 feet to the west line of Parcel 1, as shown on said record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT NO. 12-1; thence on a bearing of North 3 degrees 18 minutes 35 seconds East, along the west line of said Parcel 1, a distance of 1123.61 feet to the northwest corner of said Parcel 1; thence continuing on a bearing of North 3 degrees 18 minutes 35 seconds East, along the west line of Parcel 2, as shown on said record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT NO. 12-1, a distance of 75.63 feet; thence on a bearing of North 1 degree 56 minutes 15 seconds East, along the west line of Parcel 2, as shown on said record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT NO. 12-1, a distance of 1064.80 feet to the point of beginning.

EXHIBIT B
Permitted Encumbrances
     1. Mortgage dated December 16, 2004, filed in the County Recorder’s office of Chippewa County December 17, 2004, as Document No. A000263783, from Granite Falls Energy, LLC, formerly Granite Falls Community Ethanol Plant, LLC, to First National Bank of Omaha in the amount of $37,500,000.00.